Exhibit 32.1

SECTION 1350 CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350), the undersigned officer of Steiner Leisure Limited certifies that (1) this Quarterly Report of Steiner Leisure Limited (the "Company") on Form 10-Q for the period ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (this "Report"), fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Leonard I. Fluxman
Leonard I. Fluxman
President and Chief Executive Officer

Date: November 9, 2007